UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2022

RENOVARE ENVIRONMENTAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RENO	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 3, 2022, Walter Littlejohn and Harriet hentges resigned as members of the Company’s Board of Directors. They did not indicate that their decisions to resign was a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 5, 2022, Brian C. Essman, the Company’s Chief Financial Officer was appointed to the Company’s Board of Directors. Mr. Essman’s biographical information is provided below. As an officer of the Company, Mr. Essman will not receive compensation for his duties as a director, but will receive reimbursement of out of pocket expenses in connection with attendance of meetings of the Board of Directors.

Brian C. Essman, 64 - Mr. Essman joined Renovare in November 2015 as its Chief Financial Officer. Prior thereto, from 1997 through 2014, Mr. Essman held various senior executive management positions with Data Communiqué, Inc. a Havas company where he most recently held the position of Chief Executive Officer. From 2004 to 2007, Mr. Essman was Data Communiqué’s Chief Operating Officer / Chief Financial Officer and from 1997 to 2004 was the Chief Financial Officer. Prior thereto, Mr. Essman was the Chief Financial Officer at a Fidelity Investments Private Equity operating company and a Senior Manager and CPA at PricewaterhouseCoopers. Mr. Essman graduated with a BS in Accounting with High Honors from Boston College’s School of Management.

On October 5, 2022, Nicolaus Rohleder resigned as a member of the Company’s Board of Directors, Mr. Rohleder did not indicate that his decision to resign was a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2022	RENOVARE ENVIRNMENTAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer